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                                                                     Exhibit 1.3

                            THE DOW CHEMICAL COMPANY

                            (a Delaware corporation)

                                  $400,000,000

                                5% Notes due 2007

                             UNDERWRITING AGREEMENT

                                                               November 18, 2002


UBS Warburg LLC
677 Washington Blvd
Stamford, CT 06901

As representative of the several underwriters named in Schedule I hereto

Ladies and Gentlemen:

     The Dow Chemical Company, a Delaware corporation (the "Company"), confirms its agreement with the several parties named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom UBS Warburg LLC ("UBS Warburg") is acting as representative (the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of each Underwriter's respective share of the $400,000,000 aggregate principal amount of the Company's 5% Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an indenture, dated as of April 1, 1992, as supplemented by a supplemental indenture, dated as of January 1, 1994, a second supplemental indenture, dated as of October 1, 1999, and a third supplemental indenture, dated as of May 15, 2001, between the Company and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee (the "Trustee"). The term "Indenture," as used herein, includes the Officer's Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 2.1 and
2.3 of the Indenture.

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-91228) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, as amended at the

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date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Promptly after the execution of this Agreement, the Company will prepare a prospectus meeting the requirements of paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Such prospectus, in the form first filed on or after the date hereof pursuant to Rule 424(b) and as it may be supplemented or amended from time to time as contemplated herein, is herein referred to as the "Prospectus". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with said Rule.

          (ii) On the date of the effectiveness of the Registration Statement, on the date hereof, as of the Closing Time, and when either of the preliminary prospectus or the Prospectus is filed with the Commission in accordance with the provisions of Rule 424(b), the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the 1934 Act and the respective rules thereunder; the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus, as supplemented as of any such time, will not contain any untrue statement of

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     a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus (or any supplement thereto).

          (iii) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.416% of the principal amount of the Securities, plus accrued interest, if any, from November 22, 2002 to the Closing Time, the principal amount of Securities set forth opposite such Underwriter's name on
Schedule I hereto, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Mayer, Brown, Rowe & Maw, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the November 22, 2002 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized UBS Warburg LLC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Any of the Underwriters, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the

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Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Denominations; Registration. The Securities and certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company agrees with each Underwriter that:

     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for periodic or current reports filed under the 1934 Act and, subject to Section 3(g) hereof, other than with respect to an offering of other securities) unless the Company has furnished each Underwriter a copy for review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. During the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act or filed with the Commission pursuant to Rule 424(b), the Company will promptly advise each Underwriter when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), when any amendment of the Registration Statement shall have been filed or become effective, of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) The Company, during the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will furnish to each of you copies of such documents. In addition, during the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act, not later than the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company will use its reasonable best efforts to furnish to each of you the information contained in such announcement. The Company also will furnish to each of you during such period copies of all other press releases or announcements to the general public. The Company, during the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act, will notify each of you of any downgrading in the rating of the Securities or any other debt securities

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of the Company, or the placing of the Company on "creditwatch" or other analogous review, by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") as soon as practicable after the Company learns of any such downgrading or review.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the 1933 Act.

     (d) The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and Prospectus as the Underwriters may reasonably request and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Representative and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

     (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, and will maintain such qualifications in effect so long as required for the distribution of the Securities.

     (f) The Company shall furnish to each Underwriter such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Securities, this Agreement and the performance by the Company and the Underwriters of their respective obligations hereunder and thereunder as the Underwriters may, prior to the termination of this Agreement, reasonably request in connection with their rights and obligations hereunder.

     (g) During the period from the date of this Agreement to Closing Time, the Company shall not, without the prior consent of the Underwriters, which consent shall not be unreasonably withheld, issue or announce the proposed issuance of any of its debt securities, other than the Securities, the Company's InterNotes and $110 million of the Company's 5.161% Notes due 2007, with terms substantially similar to the Securities being purchased pursuant to this Agreement.

     (h) The Company confirms as of the date hereof, and as of the Closing Time, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees

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that, during the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act, if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

SECTION 3A. Luxembourg Listing. The Company confirms that it has made or caused to be made on its behalf, or promptly following the date hereof will make or cause to be made on its behalf, an application for the Securities to be listed on the Luxembourg Stock Exchange (the "Exchange"). The Company will endeavor promptly to obtain such listing and for such purpose the Company agrees to deliver to the Exchange copies of the Prospectus and such other documents, information and undertakings as may be required for the purpose of obtaining and maintaining such listing. The Company shall use its reasonable best efforts to maintain the listing of the Securities on the Exchange for so long as any Securities are outstanding, unless otherwise agreed to by the Underwriters.

     Each Underwriter, severally and not jointly, represents and agrees:

     (a) that:

          (i) it has not offered or sold and, prior to the expiry of the period of six months from the issue date of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA")) received by it in connection with the issue of the Securities in circumstances in which Section 21(1)of the FSMA does not apply; and

          (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

     (b) Except for registration under the 1933 Act, and qualification of the Securities for offer and sale, and the determination of their eligibility for investment, under the applicable securities laws of such jurisdictions within the United States as the Underwriters may designate in writing to the Company, that no action has been or will be taken by such Underwriter that

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would permit the offer or sale of the Securities or any interest therein or possession or distribution of the Prospectus or any amendment thereto or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required. Without prejudice to paragraph (a) above, such Underwriter has not and will not directly or indirectly offer, sell or deliver any Securities or distribute the Prospectus or any other offering material relating to the Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and will not impose any obligations on the Company, except as provided herein. Subject as provided above, each Underwriter shall, if required by applicable law, furnish to each person to whom it offers, sells or delivers the Securities a copy of the Prospectus.

SECTION 4.  Payment of Expenses.

     (a) Expenses. The Company shall, whether or not the sale of the Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Securities, the costs incurred in compliance with Section 3(e), the fees and disbursements of the Trustee and the fees of any agency that rates the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable and properly documented out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters incurred in connection with the offering of the Securities.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any post-effective amendment thereto as well as any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

     (b) [Reserved]

     (c) Opinion of Charles J. Kalil, Esq. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Charles
J. Kalil, Esq, Assistant General Counsel of the Company, in form and substance satisfactory to counsel for the

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Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

     (d) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto after the date hereof), any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendments or supplements thereto after the date hereof), the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus, and the Underwriters shall have received a certificate of the President, the Chief Financial Officer, the Treasurer or the Controller of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (f) Accountant's Comfort Letter. At the Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) Maintenance of Rating. At Closing Time, the Securities shall be rated at least A3 by Moody's and A by S&P; since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by Moody's or S&P, and neither of such organizations shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

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     (h) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Underwriters and counsel for the Underwriters.

SECTION 6. Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonable and properly documented out-of-pocket legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the

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indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 7. Contribution

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6 is due in accordance with its terms but is for any reason insufficient to hold harmless an indemnified party under such Section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Underwriters may be subject in such proportion so that each Underwriter is responsible for that portion represented by the percentage that the aggregate underwriting discount received by such Underwriter in connection with the Securities from which such losses, claims, damages and liabilities arise bears to the aggregate principal amount of such Securities sold by such Underwriter and the Company is responsible for the balance; provided, however, that (y) in no case shall an Underwriter be responsible for any amount in excess of the commissions received by such Underwriter in connection with the

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Securities from which such losses, claims, damages and liabilities arise and (z)
no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter and each person who controls the Company within the meaning of either the 1933 Act or the1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation that it may have under this Section 7.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

     (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time if (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred after the date of this Agreement any outbreak or material escalation of hostilities or other calamity or crisis if the effect of any such event specified in this clause (iii) is such as to make it, in the judgment of the Underwriters, inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus, or (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted

Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, then the Company shall be entitled to a further period of 24 hours within which to procure another party or other parties to purchase such Securities on such terms; provided, that the non-defaulting Underwriters shall consent to such other party or parties, which consent shall not be unreasonably withheld. If the Company shall not have completed such arrangements within such additional 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter(s).

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at c/o UBS Warburg LLC, 677 Washington Blvd, Stamford, CT 06901, attention: Fixed Income Syndicate, telephone: (203) 719-1088, facsimile:
(203) 719-0495; and notices to the Company shall be directed to it at 2030 Dow Center, Midland, Michigan 48674, attention of the Treasurer.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                           [Intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                    Very truly yours,

                                    THE DOW CHEMICAL COMPANY



                                    By      /s/  F.Ruiz
                                       -----------------------------------------
                                          Name:  F. Ruiz
                                          Title: Vice President and Treasurer


CONFIRMED AND ACCEPTED,
    as of the date first above written:


UBS WARBURG LLC

By /s/  Bruce J. Widas, Managing Director
   --------------------------------------
          Authorized Signatory


By  /s/  John Doherty, Director
   --------------------------------------
          Authorized Signatory

Acting on behalf of itself and the several
Underwriters named in Schedule I hereto

                                   SCHEDULE I

                                                                     Principal
               Underwriter                                             Amount
               -----------                                           ---------

UBS Warburg LLC .................................................  $200,000,000

ABN AMRO Incorporated ...........................................    80,000,000

Dresdner Kleinwort Wasserstein-Grantchester, Inc. ...............    80,000,000

Barclays Capital Inc. ...........................................     8,000,000

BNP Paribas Securities Corp .....................................     8,000,000

Commerzbank Capital Markets Corp. ...............................     8,000,000

Daiwa Securities SMBC Europe Limited ............................     8,000,000

RBC Dominion Securities Corporation .............................     8,000,000

               Total ............................................  $400,000,000

                                    EXHIBIT A

                       Form of Opinion of Charles J. Kalil
                       -----------------------------------

     (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

     (2) the Company's authorized equity capitalization is as set forth in the Prospectus; and the Securities conform to the description thereof contained in the Prospectus;

     (3) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

     (4) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the Securities have been duly authorized, executed, authenticated and delivered in accordance with the provisions of the Indenture and constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

     (5) the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder;

     (6) such counsel has no reason to believe that the Registration Statement at the date of its effectiveness or on the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (7) this Agreement has been duly authorized, executed and delivered by the Company;

     (8) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Securities as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained; and

     (9) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Michigan, the United States or the corporate law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Exhibit A include any supplements thereto at the date such opinion is rendered.